YEARS ENDED DECEMBER 31,
                                     ------------------------------
                                        1998           1997        1996
                                        ----           ----        ----

Loss before income taxes             $(25,417)       $(22,142)   $(19,820)
Income taxes                            5,441              --      (8,038)
                                     --------        --------      -------
NET LOSS                             $(30,858)       $(22,142)   $ (4,782)
                                     ========        ========     ========


LOSS PER SHARE - BASIC               $  (4.36)       $  (3.52)   $  (1.87)
                                     ========        ========     ========
Weighted average shares of
 common stock outstanding               7,081           6,299       6,296
                                     ========        ========     ========


LOSS PER SHARE - DILUTED             $  (4.36)       $  (3.52)    $ (1.87)
                                     ========        ========    ========

Weighted average shares of
 common stock and common
 stock equivalents outstanding          7,081           6,299       6,296
                                     ========        ========    ========